EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                           OF INCOME (LOSS) PER SHARE

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


                                                  Three Months          Three Months           Nine Months          Nine Months
                                                     Ended                 Ended                  Ended               Ended
                                                  Sept. 30, 2003        Sept. 30, 2002        Sept. 30, 2003       Sept. 30, 2002
                                                  --------------        --------------        --------------       --------------

Net income (loss)                                 $    166,000           $    120,000          $    (37,000)        $ (1,574,000)
                                                  =============          =============         =============        =============


Income (Loss) Per Share - Basic
-------------------------------
Weighted average shares outstanding during
the period                                           5,470,311              5,470,311             5,470,311            5,470,311
                                                  =============          =============         =============        =============


Income (loss) per common share -
basic                                             $        .03           $        .02          $       (.01)        $       (.29)
                                                  =============          =============         =============        =============

Income (Loss) Per Share - Diluted
---------------------------------
Weighted average shares outstanding during
the period                                           5,470,311              5,470,311             5,470,311            5,470,311


Effect of stock options dilution                             0                      0                     0                    0
                                                  -------------          -------------         -------------        -------------


Total shares outstanding for purposes of
calculating diluted earnings                         5,470,311              5,470,311             5,470,311            5,470,311
                                                  =============          =============         =============        =============


Income (loss) per common and common
equivalent share-diluted                          $        .03           $        .02          $       (.01)        $       (.29)
                                                  =============          =============         =============        =============

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